                                                                   Exhibit 10.8









                        CONFIDENTIAL EMPLOYMENT AGREEMENT

                      MADE THIS 5TH DAY OF FEBRUARY , 1997

                          T A B L E  O F  C O N T E N T S
- ------------------------------------------------------------------------


                                                                     PAGE
                                     PART 1
                                 INTERPRETATION

Interpretation........................................................2

                                     PART 2
                          EMPLOYMENT, TERMS AND DUTIES

Employment............................................................2
Term..................................................................3
Title.................................................................3
Particular Duties.....................................................3
General Duties........................................................3

                                     PART 3
                                  COMPENSATION

Salary and Bonus......................................................4
Other Benefits........................................................4
Stock Option..........................................................4
Other Stock Entitlements..............................................4
Review................................................................5
Holidays..............................................................5
Relocation Expenses...................................................5

                                     PART 4
                          SIEGEL'S ADDITIONAL COVENANTS

Confidential Information..............................................6
No Disclosure.........................................................6
No Competition........................................................7
Notice of Conflict....................................................7
Exceptions............................................................8
Charitable or Government Service Exception............................8
Company's Proprietary Rights..........................................8
Special Remedies......................................................9




                                     -ii-

                                     PART 5
                                   TERMINATION

Voluntary Termination................................................10
If Company Terminates................................................10
Election by Siegel...................................................10
Termination for Just Cause and Other Events of Early Termination.....10
Effect on Termination under Paragraph 5.4............................11
Effect on Benefits...................................................11
Return of Property...................................................12
Resignation of Director and Officer..................................12

                                     PART 6
                             RESOLUTION OF DISPUTES

Mediation............................................................12
Arbitration..........................................................13

                                     PART 7
                                     GENERAL

Further Assurances...................................................13
Assignment...........................................................13
Severability.........................................................13
Waiver and Consent...................................................13
Notice...............................................................14
Binding Effect.......................................................14
Governing Law........................................................15
Time of Essence......................................................15
Counterparts.........................................................15
Entire Agreement.....................................................15
Survival of Terms....................................................16

                        CONFIDENTIAL EMPLOYMENT AGREEMENT

THIS AGREEMENT dated for reference and made effective the 5th day of February, 1997 (the "Effective Date")

BETWEEN:

         STRESSGEN BIOTECHNOLOGIES CORPORATION, a body corporate duly incorporated under the law of the Province of British Columbia, having offices at 120-4243 Glanford Avenue, Victoria, British Columbia, Canada V8Z 4B9

         (the "Company")

                                                               OF THE FIRST PART

AND:

         DR. MARVIN I. SIEGEL, of 32 Lakewood Circle, San Mateo, California,
         94402

         ("Siegel")

                                                              OF THE SECOND PART

WHEREAS:

(A) The Company is engaged in the business of acquiring, inventing, developing and commercializing inventions, methods, processes and products in the fields of chemistry, biochemistry, biotechnology and environmental sciences including, without limitation, the application of the cellular stress response phenomena for industrial, medical and environmental uses;

(B) The Company and Siegel have mutually agreed to evidence the terms of Siegel's full time employment by the Company by this Agreement which is to supersede all prior agreements between the parties;

WITNESSETH that the parties mutually agree as follows:

                                     PART 1

                                 INTERPRETATION

INTERPRETATION

1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

     (a) "this Agreement" means this agreement of employment as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

     (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision,

     (c)  all references to currency means Canadian currency,

     (d) a reference to an entity includes any entity that is a successor to such entity,

     (e) the headings are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion hereof,

     (f) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time, and any statute or regulation which supplements or supersedes such statute or regulations, and

     (g) "Board" means the board of directors of the Company as from time to time constituted.

                                     PART 2

                          EMPLOYMENT, TERMS AND DUTIES

EMPLOYMENT

2.1 The Company hereby employs Siegel and Siegel hereby undertakes employment by the Company on a full-time basis upon and subject to the terms and conditions of this Agreement.

TERM

2.2 Siegel shall commence employment hereunder on March 1, 1997 or soon thereafter as reasonably practicable. Employment shall continue thereafter until terminated pursuant to Part 5.

TITLE

2.3      Siegel shall have title of Vice President - Research and Development.

PARTICULAR DUTIES

2.4      Siegel shall be generally responsible for each of the following:

     (a) strategic planning with the general aim of furthering the Company as a biopharmaceutical business with overall responsibility for developing and implementing the overall research and development goals of the Company under the direction of the Company's Chief Executive Officer;

     (b) participating in the committee of senior management to be formed to consider research goals and development and management of research program implementation;

     (c) assisting with the Company's intellectual property protection and enhancement requirements; and

     (d) such other duties as may be assigned by the Company's Chief Executive Officer reasonably commensurate with the foregoing.

GENERAL DUTIES

2.5      During the term of this Agreement, Siegel will

     (a) diligently perform his duties arising under this Agreement to the best of his skill and ability, and

     (b) attend to his duties on a full-time basis, at the specific times and days as reasonably directed by the Company, excepting holidays, absence due to sickness and other authorized absences as set out in this Agreement.

                                    PART 3

                                  COMPENSATION

SALARY AND BONUS

3.1 The Company will pay Siegel an annual salary of $200,000 (the "Salary") payable bi-monthly in arrears, subject to customary amounts held back pursuant to income tax and social securities legislation and the like.

OTHER BENEFITS

3.2 In addition to the other compensation set out in this Agreement, Siegel shall be to participate in such health, medical, insurance or other benefit plans or retirement rights established by the Company from time to time and made available to senior officers of the Company.

STOCK OPTION

3.3 Siegel shall, on the Effective Date, participate in the Company's stock option plan to the extent of 175,000 shares with the exercise price based on prevailing quoted prices. If Siegel dies during the term of this Agreement, then all share option rights, if any, may be exercised subject to applicable rules of the regulatory authorities having jurisdiction, by the lawful representative of the estate of Siegel. The 175,000 share purchase options shall vest, and only be exercisable based upon Siegel's continued employment with the Company. In particular, 43,750 options will vest after completion of the first full year of employment and the 131,250 options shall vest at the rate of 3,645 per month over the subsequent 36 months pro rated to the month end of termination hereof if earlier than 3 years thereafter.

OTHER STOCK ENTITLEMENTS

3.4 The Company will cause the transfer to Siegel of 35,000 Common shares which have been designated "performance shares" and which are held in escrow by the Company's registrar and transfer agent which release them to the holders thereof only with the consent of the appropriate securities regulatory authorities which consent is generally based on the Company's future achievements. A maximum of 35,000 shares will be transferred to Siegel as soon as reasonably practicable bearing in mind the cost of transfers necessitates that as many proposed transfers that can be dealt with at once is the most efficient method. In any event Siegel shall be entitled to be vested in 5,000 shares effective March 1, 1997 and 15,000 shares on each of the next two anniversary dates thereafter. In the event that for convenience a portion of these shares are transferred early to Siegel he shall cooperate with the retransfer from him of the appropriate portion in the event this Agreement is terminated within the first two years. The Company represents the 35,000 performance common shares when released from escrow in accordance with the policies of the securities regulatory authorities shall constitute fully paid non-assessable the common shares of the same kind and class which are currently listed on the Toronto Stock Exchange.

REVIEW

3.5 At the end of the first year of employment, March 1, 1998 and annually thereafter,

     (a) the Board will carry out an objective review of the terms of reference of the positions held by Siegel, the compensation to Siegel and Siegel's performance including, without limitation, comparable salaries in the marketplace, and if warranted,


     (b) the Company may increase (but may not decrease) the compensation provided to Siegel for subsequent years if this contract has not been terminated; and

     (c) providing Siegel's service to the Company has been exemplary, shall pay Siegel a bonus.

HOLIDAYS

3.6 Siegel shall be entitled to four weeks of annual holidays to be taken at time(s) reasonably satisfactory to Siegel and the Company. Without the prior approval of the Board, Siegel may not carry-over more than two weeks annual vacation from one calendar year to the following calendar year. If the Board does not approve the carry-over of any annual holidays, then the Company will compensate Siegel therefor by paying to him an amount based upon his then current salary allocated on a daily basis.

RELOCATION EXPENSES

3.7 Siegel shall be entitled to reimbursement by the Company of all reasonable moving expense associated with the transfer from San Mateo, California to Victoria, British Columbia including taxes (other than income) and customs duties. These expenses shall also include sales commissions on Siegel's existing residence of up to $53,000 U.S. and actual closing fees for new residence in Victoria to a maximum of $10,000 Cdn. The foregoing expenses shall paid against proper supporting documentation and, may, if tax advantageous to Siegel, be taken as an initial signing bonus rather than recoupment of expenses. The Company will also provide a bridge loan of up to $100,000 secured by any residence purchased in Victoria with such funding to be on a secured basis repayable within 6 months of advance. The Company will also pay the reasonable fees involved in securing landed immigrant status required for Siegel and his family's Canadian residency and, in Siegel's case, employment.

                                    PART 4

                          SIEGEL'S ADDITIONAL COVENANTS

CONFIDENTIAL INFORMATION

4.1 Siegel acknowledges that in the course of his employment by the Company he will have access to and be entrusted with confidential information and trade secrets of the Company (collectively the "Confidential Information") relating to the business affairs, customers, suppliers technology, proprietary rights, patents, research, plans, research data, marketing techniques, manufacturing methods, procedures and techniques, industrial designs, inventions, improvements, discoveries and routines concerning the Company, its business and those of its affiliate and of its customers and their particular business requirements, the disclosure of any which to competitors of the Company or the general public would be highly detrimental to the best interests of the Company or its affiliates, as the case may be. Siegel agrees to maintain the utmost confidentiality respecting the foregoing.

Siegel further acknowledges that in the course of employment by the Company he might, from time to time, be a representative of the Company in negotiations and discussions with others and as such will be significantly responsible for maintaining or enhancing the goodwill of the Company and its affiliates.

Siegel further acknowledges that the right to maintain the confidentiality of the Confidential Information and the right to preserve its goodwill are proprietary rights which the Company is entitled to protect.

NO DISCLOSURE

4.2 Siegel will not, during the term of this Agreement and thereafter, disclose any of the Confidential Information to any person nor will he use the Confidential Information for any purpose other than the best interests of the Company or an affiliate of the Company nor will he disclose or use for any purpose other than those of the Company or its affiliates the private affairs of the Company or of the affiliates of the Company or any other confidential or proprietary information which he might acquire during the course of his employment by the Company with relation to the business and affairs of the Company or its affiliates except:

     (a)  with the prior written authorization of the Company,

     (b)  as required to carry out the purposes of this Agreement,

     (c)  as otherwise permitted under this Agreement, or

     (d) where the Confidential Information is in or comes into the public domain through no act or omission of Siegel.

NO COMPETITION

4.3  Except with the prior written consent of the Company or pursuant to this
Part 4 during the term of this Agreement and for one year thereafter Siegel will not

     (a) accept employment or provide services to any person or engage in any business (directly or through any kind of ownership or other arrangement other than ownership of 5% or less of securities of publicly held corporations) which can be reasonably seen as a competitor of the Company and which is involved in the business of researching or commercializing applications associated with the cellular stress response in areas that are being pursued by the Company during or prior to the term hereof or which the Company has expended significant resources in anticipation of future activity and will not at any time after termination hereof:

          (i) interfere with the contractual arrangements between the Company and any of its employees, consultants, contractors, suppliers, agents and any one else in a contractual or fiduciary relationship with the Company and will not recruit, hire, assist others in recruiting or hiring any employee of the Company, or

          (ii) take any other action inconsistent with the fiduciary relationship of a senior executive officer to his employer.

NOTICE OF CONFLICT

4.4 If the Board, acting reasonably, determines that Siegel is engaging in an activity which it deems to be a conflicting activity and Siegel is so engaged, then the Company will so advise Siegel in writing and Siegel will, as soon as possible in order to minimize any injury to the Company and in any event 10 days, or such longer period as the Company agrees upon, after receipt of notice,

     (a)  discontinue the activity, and

     (b) certify in writing to the Company that he has discontinued the conflicting activity including where appropriate by sale or other disposition or by transfer of all such interests, except a beneficial interest, into a "blind trust" or other fiduciary arrangement over which Siegel has no control, direction or discretion; or

advise the Company that he disputes the conflict and the matter shall be referred to arbitration.

EXCEPTIONS

4.5      Nothing in Part 4 will operate to prevent Siegel from

     (a) owning shares of any corporation, the shares of which are listed for trading on any stock exchange or which are traded on the over-the-counter market, provided that the shareholding does not constitute 5% or more of the equity of the corporation;

     (b) acquiring any business (whether by the purchase of shares, assets or otherwise) for bona fide commercial reasons where an incidental part of the business would otherwise be prohibited under this Agreement but only if Siegel and his affiliate(s) and associate(s), as the case may be, use their best efforts to divest themselves upon reasonable terms and with all reasonable speed of the incidental parts;

     (c) serving as an officer or director, or be involved in, or receive any compensation from any other entity which does not compete with the Company provided that Siegel would not be otherwise in conflict with his obligations of loyalty to the Company and to render his full-time services to the Company and its affiliates during the term of his employment by the Company; or

     (d) carrying out research at a university that is a continuation of research commenced prior to full time employment hereunder or that does not derive from a Company idea or research or which does not otherwise directly compete with known Company activities.

CHARITABLE OR GOVERNMENT SERVICE EXCEPTION

4.6 Despite the other provisions of Part 4, Siegel may serve, with or without compensation, on the boards of governing bodies of corporations of governmental or public, private, religious or charitable boards or committees as he might determine, provided that the objectives of the organization are not, in the reasonable opinion of the Company's President, inimical or competitive to the interests of the Company and he may devote a reasonable amount of his time (including time during business hours) to the affairs of those organizations as he may reasonably determine as long as his services to the Company are not thereby materially reduced in quantity or quality.

COMPANY'S PROPRIETARY RIGHTS

4.7 Notwithstanding anything else in this Agreement, it is expressly acknowledged and understood by Siegel that all the work product of Siegel while employed full time by the Company pursuant to the terms hereof (except work product relating to activities described in paragraph 4.5) shall belong to the Company absolutely, and notwithstanding the generality of the foregoing, all patents, inventions, improvements, notes, documents, correspondence, produced by Siegel during the term of employment hereunder shall be the exclusive property of the Company. Siegel further agrees to execute without delay or further consideration any patent assignments, conveyances, other documents and assurances as may be necessary to effect the intent of this provision.

SPECIAL REMEDIES

4.8 Siegel acknowledges his obligations under this Part 4 are of a special character and that in the event of any conduct by him in violation of this Agreement or any of these obligations, the Company will sustain irreparable injury and that money damages will not provide an adequate remedy therefor. Accordingly, Siegel agrees that in addition to other remedies and damages available to the Company at law or otherwise and if the Company so elects, the Company is entitled

     (a) to institute and prosecute proceedings either at law or in equity in any court of competent jurisdiction,

     (b)  to obtain damages for the conduct,

     (c)  to enforce specific performance,

     (d) to enjoin Siegel, any principal, partner, agent, servant, employer and employee of Siegel, and any other person acting for, on behalf of or in conjunction with Siegel from the conduct, or

     (e) to obtain any other relief or any combination of the foregoing which the Company may elect to pursue.

4.9 If any restriction as to time, area, capacity or activity imposed on Siegel by this Agreement is finally determined by a Court of competent jurisdiction to be unenforceable (the "Offending Restriction") and so often as it occurs, Siegel agrees that upon written notice from the Company specifying for inclusion in this Agreement a lesser time or area, fewer capacities or an activity of lesser scope than now contained in this Agreement (the "Lesser Restriction"), then this Agreement will be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction insofar as is lawfully enforceable.

                                     PART 5

                                   TERMINATION

VOLUNTARY TERMINATION

5.1 Subject to paragraph 5.2, Siegel's employment may be terminated before the end of the then current term of this Agreement on

     (a) the effective termination date set out in any notice given by the Company to Siegel of not less than one month in the first year of employment and thereafter on 12 months notice and in any notice given by Siegel to the Company on the same basis, or

     (b) the effective termination date as set out in any agreement between the Company and Siegel for voluntary termination.

IF COMPANY TERMINATES

5.2 (a) If the Company gives notice under subparagraph 5.1(a) then at the Company's option either the Company will pay to Siegel an amount equal to 12 months (after the first year) of his then current monthly salary payable under paragraph 3.1 which Siegel will accept as full compensation for the termination or Siegel need not perform services during the notice period for the salary and other consideration then in effect.

     (b) If the Company gives notice under subparagraph 5.1(a) within 6 months of a change of control of the Company then the amount payable to Siegel under Section 5.2(a) above shall be an amount equal to 24 months of his then-current salary. For the purpose of this Agreement "change of control" means the acquisition by an acquirer (or group of acquirers acting in concert) of a number of shares which at any time aggregate 50.1% of the outstanding shares of the Company and, as a result of such acquisition, a majority of the board of directors is changed within three months.

ELECTION BY SIEGEL

5.3 Siegel may, by notice to the Company, elect to take the compensation to be paid under paragraph 5.2 in a lump sum payment or in installments over any period as he may specify.

TERMINATION FOR JUST CAUSE AND OTHER EVENTS OF EARLY TERMINATION

5.4 Despite any other term of this Agreement to the contrary, Siegel's employment (and any office held by him) by the Company may be terminated by the Company without a notice period prior to the expiration of the then current term of this Agreement upon the first to happen of the following:

     (a)  the death of Siegel;

     (b) the physical or mental incapacity of Siegel and as a result of which Siegel is unable to perform his duties under this Agreement for a period in excess of 90 days;

     (c) the receipt by Siegel of written notice from the Board terminating his employment for just cause where "just cause" means any of the following events:

          (i) any material or persistent breach by Siegel of the terms of this Agreement;

          (ii) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation, or money or property to the Company or any affiliate of the Company,

          (iii) a willful failure or refusal by Siegel to satisfy his obligations to the Company under this Agreement including without limitation, specific lawful directives, reasonably consistent with this Agreement, of the Board of Directors,

          (iv) any grossly negligent or willful conduct of Siegel that directly results in substantial loss or injury to the Company; however no termination is deemed to be for just cause under this Agreement, except for termination for a conviction under subparagraph 5.4(c)(ii), or an act constituting just cause which has already occurred and which is ascertained to have caused the Company a financial loss or loss of goodwill, unless the Board first gives written notice of Siegel advising of the acts or omissions that constitute failure or refusal to perform his obligations and the failure or refusal continues after Siegel has had a reasonable opportunity to correct the acts or omissions as set out in the notice.

EFFECT ON TERMINATION UNDER PARAGRAPH 5.4

5.5 If the Company terminates Siegel's employment under paragraph 5.4, then he is not entitled to receive and the Company will not pay any salary, damages or other sums as a consequence of the termination except for salary and unpaid and reimbursable expenses accrued but unpaid to the effective termination date and Siegel shall resign from any office with the company or an affiliate which the Company can not by itself lawfully terminate.

EFFECT ON BENEFITS

5.6 Upon termination of this Agreement, whether by the passage of time or otherwise under this Part 5, Siegel's vested rights and coverage, if any, and subject to the provisions of general application, under the Company's group insurance, stock option, profit sharing and bonus plans shall not be diminished, cancelled or prejudiced in any way by reason thereof.

RETURN OF PROPERTY

5.7 On the effective termination date, Siegel will deliver up to the Company, in a reasonable state of repair, all property including without limitation, all copies, extracts and summaries, whether in written, digital, magnetic or electronic form, of documents and information of the Company in the possession or under the control or direction of Siegel at the termination date.

RESIGNATION OF DIRECTOR AND OFFICER

5.8 Upon termination hereof Siegel will resign as an officer and, if applicable, director of the Company and of any subsidiaries or affiliates, and of any other entity where Siegel has been appointed or nominated by the Company.

                                    PART 6

                             RESOLUTION OF DISPUTES

MEDIATION

6.1 The parties will, in good faith, use their best efforts to resolve among themselves any dispute arising under or in connection with this Agreement. If the parties are unable to resolve a dispute, then before recourse to arbitration, then, except for a matter that would justify the granting of a preliminary injunction, the parties will jointly refer the matter to a mutually acceptable third party ("Mediator") to mediate the matter between the parties then in dispute upon the following terms and otherwise upon terms in accordance with rules or procedures and evidence then acceptable to the parties in dispute:

     (a)  the decision of the Mediator will not be binding upon the parties;

     (b) the process of mediation will be confidential and without prejudice to the respective rights of the parties in dispute;

     (c) regardless of the outcome of the mediation, no party will be obligated to pay more than its own cost of participation in the mediation and one-half of the costs of the Mediator;

     (d) at any time after the appointment of the Mediator a party may, either in conjunction with or in the place of mediation, pursue all remedies otherwise available to the party in law or in equity under this Agreement.

ARBITRATION

6.2 All disputes between the Company and Siegel relating to this Agreement or the conduct or application of this Agreement which are not resolved under paragraph 6.1, will be referred by the parties to a single arbitrator in Victoria, British Columbia, for resolution in accordance with an under the provisions of the COMMERCIAL ARBITRATION ACT OF BRITISH COLUMBIA.

                                     PART 7

                                     GENERAL

FURTHER ASSURANCES

7.1 Each party will, at its own expense and without expense to any other party, execute and deliver the further agreements and other documents and do the further acts and things as the party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

ASSIGNMENT

7.2 Neither party may assign any right, benefit or interest in this Agreement without the prior written consent of the other party. Any purported assignment without such consent will be void.

SEVERABILITY

7.3 If any one or more of the provisions contained in this Agreement or the application of any of them to a person or circumstance is held by a court to be illegal, invalid or unenforceable in respect of any jurisdiction, then to the extent so held, it is separate and severable from this Agreement but the validity, legality and enforceability of the provision will not in any way be affected or impaired in any other jurisdiction and the remainder of the Agreement or the application of the provision to persons or circumstances other than those to which it is held to be invalid, illegal or unenforceable is not affected unless the severing has the effect of materially changing the economic benefit of this Agreement to Siegel or the Company.

WAIVER AND CONSENT

7.4 No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Siegel and on behalf of the Company by an officer specifically designated by the Board. No waiver by a party at any time or any breach by the other party of a term of this Agreement or of performance of an obligation to be performed by the other party under this Agreement is deemed to be a waiver of similar or dissimilar terms or obligations at the same, any prior or subsequent time.

NOTICE

7.5 A notice, demand, request, statement or other evidence required or permitted to be given under this Agreement (a "notice") must be written. It will be sufficiently given if delivered to the address of a party set out on Page 1 and if

     (a) delivered in person to Siegel either by certified mail or courier so that a delivery receipt is obtained, or

     (b) delivered to the Company or the President of the Company, as the case may be, either by certified mail or courier so that a delivery receipt is obtained.

At any time, a party may give notice to the other party of a change of address and after the giving of the notice, the address specified in the notice will be considered to be the address of the party for the purpose of this paragraph.

Any notice delivered or sent in accordance with this paragraph will be deemed to have been given and received

     (a)  if delivered, then on the day of delivery,

     (b) if mailed, on the earlier of the day of receipt and the 7th business day after the day of mailing, or

     (c) if sent by telex, telegram, facsimile or other similar form of written communication, on the first business day following the transmittal date.

     (d) if a notice is sent by mail and mail service is interrupted between the point of mailing and the destination by strike, slowdown, force majeure or other cause within three (3) days before or after the time of mailing, the notice will not be deemed to be received until actually received, and the party sending the notice will use any other service which has not been so interrupted or will deliver the notice in order to ensure prompt receipt.

BINDING EFFECT

7.6 This Agreement will enure to the benefit of and be binding upon the respective legal representatives and successors. This Agreement is otherwise personal and non-assignable.

GOVERNING LAW

7.7 This Agreement will be interpreted under and is governed by the laws of the Province of British Columbia and the laws of Canada that are applicable and, except for matters which cannot properly or lawfully be resolved by arbitration pursuant to paragraph 6.2, the courts of the Province of British Columbia will have exclusive jurisdiction to entertain any action arising under this Agreement and the parties hereby attorn to the jurisdiction of those courts.

TIME OF ESSENCE

7.8 Time is of the essence in the performance of each obligation under this Agreement.

COUNTERPARTS

7.9 This Agreement and any other writing delivered pursuant to this Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement or such other writing had signed the same document and all counterparts will be construed together will constitute one and the same instrument.

ENTIRE AGREEMENT

7.10 This Agreement constitutes the entire agreement between the parties in respect of the employment of Siegel by the Company for any matter and supersedes and replaces all prior negotiations, written or oral understandings, agreements made between the parties.

SURVIVAL OF TERMS

7.11 The provisions of Section 3.3, 3.4, 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9,
5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 shall survive the termination of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day and year first above-written.

The Common Seal of                    )
STRESSGEN BIOTECHNOLOGIES             )
CORPORATION                           )
was affixed in the presence of :      )
                                      )                C/S
/s/ Richard Glickman                  )
- --------------------------------------


Signed, Sealed and Delivered by       )
DR. MARVIN I. SIEGEL                  )
in the presence of:                   )
                                      )
/s/ V.A. Salvatori                    )     /s/ Dr. Marvin I. Siegel
- --------------------------------------      ------------------------------
Witness                               )     DR. MARVIN I. SIEGEL
                                      )
Vincent Salvatori                     )
- --------------------------------------
Name                                  )
                                      )
4632 Falaise Drive, Victoria, B.C.    )
- --------------------------------------
Address                               )